UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2010

Acacia Automotive, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd - #243, Ocala, FL  34470
(Address of Principal Executive Offices)

(352) 502-4333
(Registrant’s Telephone Number, Including Area Code)

                                                N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01. Other Events.

Item 8.01. Other Events.

On October 8, 2010, the Company received notice that Alexis Ann Jacobs filed a Complaint On Cognovit Note and Cognovit Guaranty in the Court of Common Pleas, Franklin County, Ohio. The Company subsequently learned that on September 24, 2010, Ms. Jacobs had filed a similar complaint in the United States District Court in the Southern District of Ohio, Eastern Division. On October 7, 2010, an attorney purportedly representing the Company filed a Stipulation of Dismissal with the Federal Court, and the action was refiled on the same day in the Ohio State Court. The Company denies that the Company’s putative attorney had the power to file the Stipulation of Dismissal with the Federal Court. On October 12, 2010, the Company filed a Notice of Removal to move the case back to federal court.

The complaint names the Company, Acacia Chattanooga Vehicle Auction, Inc. and Steven L. Sample as defendants. The complaint alleges that Events of Default occurred pursuant to Acacia Chattanooga’s obligations pursuant to a certain note and related agreements. The Company believes that the claim is principally based upon whether expenses charged to the Chattanooga auction for corporate overhead were permitted under a provision limiting the use of proceeds “only for general corporate purposes in the normal course of business”, a claim the Company disputes. The litigation also asserts that the accuracy and timeliness of financial statements provided to Ms. Jacobs were not in compliance with the agreements, assertions we also dispute. The plaintiff seeks damages in the amount of $721,536.40 plus interest against the Company, the Chattanooga auction and Mr. Sample.

The Company adamantly denies that there has been an Event of Default under any agreement with Ms. Jacobs and that Ms. Jacobs’s litigation is without merit. The Company is vigorously defending the action.

On September 17, 2010, Tony Moorby emailed an unsigned letter to the Company’s Chief Executive Officer resigning as a director and asserting that his current financial situation necessitated payment of back wages. In the letter he also asserted unspecified concerns over the Company’s financial reporting and alleged such concerns had been made in the presence of David Bynum, also a director of the Company and also the Company’s then Chief Operating Officer. The Company believes that Mr. Bynum is currently managing the Chattanooga auction and Mr. Moorby is employed at the auction on behalf of Ms. Jacobs.

Mr. Bynum resigned after Mr. Moorby on the same date in the late evening.

The Company disputes that it’s financial reporting involved any irregularities.

The Company believes that the resignations arose in connection with the actions described herein and in connection with communications by Messrs. Moorby and Bynum with Alexis Ann Jacobs and her counsel, Keith Whann, communications unknown to the Company when made and made prior to their resignations.

The Company is reviewing possible litigation against Messrs. Moorby and Bynum for breach of their fiduciary duty to the Company as well as claims against Ms. Jacobs and Mr. Whann.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Resignation Letter of Tony Moorby

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010

Acacia Automotive, Inc.

/s/ Steven L. Sample
Steven L. Sample, Chief Executive Officer